The Howard Hughes Corporation, 9950 Woodloch Forest Drive, Suite 1100, The Woodlands, TX 77380 HowardHughes.com 281.719.6100 Supplemental Information Three Months Ended December 31, 2021 NYSE: HHC Seaport New York, NY Exhibit 99.2 The Woodlands Towers at the Waterway The Woodlands, TX 6100 Merriweather Columbia, MD

HowardHughes.com 281.719.6100 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on February 28, 2022. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

HowardHughes.com 281.719.6100 3 Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Definitions 4 Same Store Metrics 11 Ward Village - Sold Out Condominiums 20 Company Profile 5 NOI by Region 13 Ward Village - Condominiums Remaining to be Sold 21 Financial Summary 7 Stabilized Properties 15 Summary of Remaining Development Costs 22 Balance Sheets 9 Unstabilized Properties 17 Portfolio Key Metrics 23 Statements of Operations 10 Under Construction Properties 18 MPC Portfolio 24 Seaport Operating Performance 19 MPC Performance 25 MPC Land 26 Lease Expirations 27 Acquisitions / Dispositions 28 Other/Non-core Assets 29 Debt Summary 30 Property-Level Debt 31 Ground Leases 33 Impact of COVID-19 34 Reconciliations of Non-GAAP Measures 35

HowardHughes.com 281.719.6100 4 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of December 31, 2021, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in- service, acquired, repositioned or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in-service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI of unconsolidated properties and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

Company Profile - Summary & Results

Company Overview - Q4 2021

Exchange / Ticker	NYSE:	HHC
Share Price - December 31, 2021	$	101.78
Diluted Earnings / Share	$	2.09
FFO / Diluted Share	$	3.08
Core FFO / Diluted Share	$	3.67
AFFO / Diluted Share	$	3.64

Recent Company Highlights

HONOLULU, Oct. 6, 2021 (PRNewswire) -- The Howard Hughes Corporation (HHC) announced that it has begun welcoming residents to 'A'ali'i ®, the fifth residential tower to be delivered in Ward Village®, further enhancing the 60-acre coastal master planned community's transformation of Honolulu's urban core.

PHOENIX, October 19, 2021 (PRNewswire) -- The Howard Hughes Corporation (HHC) and Jerry Colangelo announced the launch of Douglas Ranch, a new large-scale master planned community (MPC) in Phoenix's West Valley. Encompassing nearly 37,000 acres in the nation's fastest-growing metro region, Douglas Ranch is anticipated to become one of the leading MPCs in the country, with 100,000 homes, 300,000 residents and 55 million square feet of commercial development. Residential lot sales at Douglas Ranch are scheduled to begin in the first half of 2022. The MPC was acquired by Howard Hughes from JDM Partners, led by Colangelo, David Eaton and Mel Shultz, and El Dorado Holdings, led by Mike Ingram; both companies will remain as joint venture partners with HHC on Trillium, the 3,000-acre first village of Douglas Ranch, located in the city of Buckeye, Arizona.

NEW YORK, Dec. 29, 2021 (PRNewswire) -- The Howard Hughes Corporation (HHC) announced the final approval by the City of New York of its planned $850 million 250 Water Street development project at the Seaport in Lower Manhattan, a key component of HHC's long-term vision for the historic neighborhood. The 26-story mixed-use project, designed by world-renowned architecture and urban design firm Skidmore, Owings & Merrill (SOM), will feature residential rental apartments, office, retail and community space.

Operating Portfolio by Region



110 N Wacker
CHICAGO
West End Alexandria
VIRGINIA
Seaport
NEW YORK
Summerlin
NEVADA
Riverwalk
NEW ORLEANS
Columbia
MARYLAND
Douglas Ranch
ARIZONA
Ward Village
HAWAII
Bridgeland
TEXAS
The Woodlands Hills
TEXAS
The Woodlands
TEXAS

Q4 2021 MPC & Condominium Results

$ in millions



The Woodlands/Woodlands Hills
3%
Q4 '21
MPC
EBT
$129.3M
Summerlin
71%
Bridgeland
26%

Q4 2021 MPC EBT

Bridgeland	$	33.2
Columbia		(0.3)
Summerlin		92.1
The Woodlands/Woodlands Hills		4.3
Total	**$**	**129.3**



Kō'ula
71%
Q4 '21
Condo
sales
24 units
'A'ali'i
12%
Victoria Place
17%

Q4 2021 Units Contracted at Under Construction Condos

'A'ali'i	3
Kō'ula	17
Victoria Place	4
Total	**24**

Howard Hughes

HowardHughes.com 281.719.6100 5

Company Profile - Summary & Results (con't)

Q4 2021 Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions



Retail
6%
Office
30%
Multi-family
64%
Projected
Stabilized
NOI
$30.5M

Retail & Office S.F.	367,357
Multi-family Units	1,124
Other S.F. / Units	— / —
Projected Stabilized NOI $	30.5

Currently Unstabilized

$ in millions



Multi-family
10%
Retail
5%
Office
85%
Projected
Stabilized
NOI
$48.4M

Retail & Office S.F.	2,479,715
Multi-family Units	360
Other S.F. / Units	— / —
Projected Stabilized NOI $	48.4

Currently Stabilized

$ in millions



Other
8%
Retail
25%
Office
47%
Multi-family
20%
Projected
Stabilized
NOI
$289.4M

Retail & Office S.F.	8,015,542
Multi-family Units	3,840
Other S.F. / Units	135,801 / 1,360
Projected Stabilized NOI $	289.4

Total

$ in millions



Other
7%
Retail
21%
Office
49%
Multi-family
23%
Projected
Stabilized
NOI
$368.3M

Retail & Office S.F.	10,862,614
Multi-family Units	5,324
Other S.F. / Units	135,801 / 1,360
Projected Stabilized NOI $	368.3

Q4 2021 Operating Results by Property Type

Currently Under Construction

$ in millions



Q4 '21
Under
Construction
NOI
$0.0M

Currently Unstabilized

$ in millions



Retail
35%
Office
33%
Multi-family
31%
Q4 '21
Unstabilized
NOI
$0.7M

Currently Stabilized

$ in millions



Other
2%
Office
53%
Retail
25%
Multi-family
20%
Q4 '21
Stabilized
NOI
$56.7M

Total

$ in millions



Other
2%
Office
52%
Retail
25%
Multi-family
21%
Q4 '21
Total
NOI
$57.4M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 19 for Seaport NOI and other project information. See page 4 for definitions of Under Construction, Unstabilized,Stabilized and Net Operating Income (NOI).

Howard Hughes.
HowardHughes.com 281.719.6100 6

Financial Summary

$ in thousands except share price and billions	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	FY 2021	FY 2020
Company Profile							
Share price (a)	$ 101.78	$ 87.81	$ 97.46	$ 95.13	$ 78.93	$ 101.78	$ 78.93
Market Capitalization (b)	$5.5b	$4.8b	$5.4b	$5.2b	$4.3b	$5.5b	$4.3b
Enterprise Value (c)	$9.1b	$8.3b	$8.8b	$8.7b	$7.6b	$9.1b	$7.6b
Weighted avg. shares - basic	54,487	55,727	55,704	55,678	55,571	54,596	55,571
Weighted avg. shares - diluted	54,535	55,756	55,757	55,678	55,571	54,649	55,571
Total diluted share equivalents outstanding (a)	54,068	55,126	55,130	55,119	54,999	54,068	54,999
Debt Summary							
Total debt payable (d)	$4,639,416	$4,468,713	$4,494,183	$4,439,522	$4,320,166	$4,639,416	$4,320,166
Fixed-rate debt	$3,125,559	$2,795,832	$2,726,121	$2,672,304	$2,374,822	$3,125,559	$2,374,822
Weighted avg. rate - fixed	4.41 %	4.49 %	4.51 %	4.54 %	5.07 %	4.41 %	5.07 %
Variable-rate debt, excluding condominium financing	$1,314,674	$1,298,358	$1,444,733	$1,467,039	$1,725,461	$1,314,674	$1,725,461
Weighted avg. rate - variable	3.49 %	3.95 %	3.54 %	3.54 %	3.41 %	3.49 %	3.41 %
Condominium debt outstanding at end of period	$ 199,183	$ 374,523	$ 323,328	$ 300,179	$ 219,883	$ 199,183	$ 219,883
Weighted avg. rate - condominium financing	4.77 %	3.99 %	4.06 %	4.04 %	3.82 %	4.77 %	3.82 %
Leverage ratio (debt to enterprise value)	50.64 %	53.60 %	50.79 %	50.73 %	56.31 %	50.64 %	56.31 %
General and Administrative							
General and administrative (G&A)	$ 20,857	$ 19,033	$ 20,334	$ 21,766	$ 24,647	$ 81,990	$ 109,402
Less: Non-cash stock compensation	(2,468)	(2,637)	(2,248)	(2,533)	(1,982)	(9,886)	(5,785)
Cash G&A (e)	$ 18,389	$ 16,396	$ 18,086	$ 19,233	$ 22,665	$ 72,104	$ 103,617

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.
(e) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.

Howard Hughes.
HowardHughes.com 281.719.6100 7

Financial Summary (con't)

$ in thousands	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	FY 2021	FY 2020
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 103,177	$ 124,095	$ 109,364	$ 91,603	$ 87,916	$ 428,239	$ 363,520
Expenses	(47,813)	(61,120)	(53,176)	(47,464)	(42,167)	(209,573)	(183,934)
Company's Share NOI - Equity investees	2,053	(47)	1,690	4,140	1,362	7,836	11,474
Operating Assets NOI (a)	$ 57,417	$ 62,928	$ 57,878	$ 48,279	$ 47,111	$ 226,502	$ 191,060
Avg. NOI margin	56%	51%	53%	53%	54%	53%	53%
MPC Segment Earnings							
Total revenues	$ 214,820	$ 72,061	$ 74,578	$ 48,287	$ 112,436	$ 409,746	$ 283,953
Total expenses (b)	(101,205)	(35,474)	(33,905)	(23,267)	(49,846)	(193,851)	(128,597)
Depreciation and amortization	(94)	(102)	(98)	(72)	(92)	(366)	(365)
Interest (expense) income, net (c)	10,949	10,362	10,615	10,757	10,554	42,683	36,587
Equity in earnings (losses) from real estate and other affiliates	4,831	8,277	18,641	27,650	13,442	59,399	17,845
Gain (loss) on extinguishment of debt	—	(1,004)	—	—	—	(1,004)	—
MPC Segment EBT (c)	$ 129,301	$ 54,120	$ 69,831	$ 63,355	$ 86,494	$ 316,607	$ 209,423
Seaport Segment Income							
Revenues	$ 14,749	$ 20,224	$ 10,202	$ 6,897	$ 6,969	$ 52,072	$ 22,572
Expenses	(20,268)	(23,749)	(14,477)	(11,141)	(10,014)	(69,635)	(39,046)
Company's share NOI - equity investees	(272)	(38)	(147)	(135)	(124)	(592)	(911)
Seaport NOI (d)	$ (5,791)	$ (3,563)	$ (4,422)	$ (4,379)	$ (3,169)	$ (18,155)	$ (17,385)
Avg. NOI margin	(39%)	(18%)	(43%)	(63%)	(45%)	(35%)	(77%)
Condo Gross Profit							
Condominium rights and unit sales	$ 464,406	$ 163	$ 12,861	$ 37,167	$ 958	$ 514,597	$ 1,143
Adjusted condominium rights and unit cost of sales (e)	(345,714)	(82)	(13,435)	(34,472)	(2,893)	(393,703)	(10,289)
Condo adjusted gross profit (f)	$ 118,692	$ 81	$ (574)	$ 2,695	$ (1,935)	$ 120,894	$ (9,146)

(a) Operating Assets NOI includes the Howard Hughes Corporation's (the Company or HHC) share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities (MPC)-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Seaport NOI includes the Company's share of equity method investments NOI.
(e) Excludes a $97.9 million charge for the estimated costs related to construction defects at the Waiea tower in the first quarter of 2020 and excludes an additional $20.5 million charge related to the same construction defects in the first quarter of 2021. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.
(f) As a result of the completion of 'A'ali'i in October 2021, we closed on 670 condos during the year ended December 31, 2021, compared to no condominium units during 2020. As highlighted on pages 20 and 21 of this presentation, overall progress at our condominium projects remains extremely strong.

Howard Hughes. HowardHughes.com 281.719.6100 8

HowardHughes.com 281.719.6100 9 thousands except par values and share amounts December 31, 2021 December 31, 2020 ASSETS Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 2,282,768 $ 1,687,519 Buildings and equipment 3,962,441 4,115,493 Less: accumulated depreciation (743,311) (634,064) Land 322,439 363,447 Developments 1,208,907 1,152,674 Net property and equipment 7,033,244 6,685,069 Investment in real estate and other affiliates 369,949 377,145 Net investment in real estate 7,403,193 7,062,214 Net investment in lease receivable 2,913 2,926 Cash and cash equivalents 843,212 1,014,686 Restricted cash 373,425 228,311 Accounts receivable, net 86,388 66,726 Municipal Utility District receivables, net 387,199 314,394 Notes receivable, net 7,561 622 Deferred expenses, net 119,825 112,097 Operating lease right-of-use assets, net 57,022 56,255 Prepaid expenses and other assets, net 300,956 282,101 Total assets $ 9,581,694 $ 9,140,332 LIABILITIES Mortgages, notes and loans payable, net $ 4,591,157 $ 4,287,369 Operating lease obligations 69,363 68,929 Deferred tax liabilities 204,837 187,639 Accounts payable and accrued expenses 983,167 852,258 Total liabilities 5,848,524 5,396,195 Redeemable noncontrolling interest 22,500 29,114 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,173,276 issued and 54,065,661 outstanding as of December 31, 2021, and 56,042,814 shares issued and 54,972,256 outstanding as of December 31, 2020 563 562 Additional paid-in capital 3,960,418 3,947,278 Accumulated deficit (16,456) (72,556) Accumulated other comprehensive loss (14,457) (38,590) Treasury stock, at cost, 2,107,615 shares as of December 31, 2021, and 1,070,558 shares as of December 31, 2020 (220,073) (122,091) Total stockholders' equity 3,709,995 3,714,603 Noncontrolling interests 675 420 Total equity 3,710,670 3,715,023 Total liabilities and equity $ 9,581,694 $ 9,140,332 Share Count Details (thousands) Shares outstanding at end of period (including restricted stock) 54,066 54,972 Dilutive effect of stock options (a) 2 27 Total diluted share equivalents outstanding 54,068 54,999 Balance Sheets (a) Stock options assume net share settlement calculated for the period presented.

Statements of Operations

thousands except per share amounts

	Q4 2021 Unaudited	Q4 2020 Unaudited	FY 2021 Unaudited	FY 2020 Unaudited
REVENUES				
Rental revenue	$ 99,740	$ 81,660	$ 369,330	$ 323,182
Master Planned Communities land sales	194,093	96,991	346,217	233,044
Condominium rights and unit sales	464,406	958	514,597	1,143
Other land, rental and property revenues	31,637	22,956	152,619	105,048
Builder price participation	15,800	11,136	45,138	37,072
Total revenues	805,676	213,701	1,427,901	699,489
EXPENSES				
Operating costs	74,133	58,028	293,999	226,791
Master Planned Communities cost of sales	89,702	42,945	153,630	101,505
Condominium rights and unit cost of sales	345,714	2,893	414,199	108,229
Rental property real estate taxes	12,879	8,590	55,398	52,815
Provision for (recovery of) doubtful accounts	1,485	1,055	(459)	6,009
Demolition costs	163	—	355	—
Development-related marketing costs	2,252	1,625	10,313	8,166
General and administrative	20,857	24,647	81,990	109,402
Depreciation and amortization	49,705	56,472	205,100	217,467
Total expenses	596,890	196,255	1,214,525	830,384
OTHER				
Provision for impairment	—	—	(13,068)	(48,738)
Gain (loss) on sale or disposal of real estate and other assets, net	(7,395)	13,710	53,079	59,942
Other income (loss), net	763	923	(11,515)	130
Total other	(6,632)	14,633	28,496	11,334
Operating income (loss)	202,154	32,079	241,872	(119,561)
Interest income	23	460	107	2,368
Interest expense	(32,831)	(33,540)	(130,036)	(132,257)
Gain (loss) on extinguishment of debt	(471)	(3)	(38,014)	(13,169)
Equity in earnings (losses) from real estate and other affiliates	(25,667)	1,464	(9,852)	271,099
Income (loss) before income taxes	143,208	460	64,077	8,480
Income tax expense (benefit)	31,859	8,450	15,153	11,653
Net income (loss)	111,349	(7,990)	48,924	(3,173)
Net (income) loss attributable to noncontrolling interests	2,451	1,344	7,176	(22,981)
Net income (loss) attributable to common stockholders	$ 113,800	$ (6,646)	$ 56,100	$ (26,154)
Basic income (loss) per share	**$ 2.09**	**$ (0.12)**	**$ 1.03**	**$ (0.50)**
Diluted income (loss) per share	**$ 2.09**	**$ (0.12)**	**$ 1.03**	**$ (0.50)**

Howard Hughes.
HowardHughes.com 281.719.6100 10

Same Store NOI - Operating Assets Segment

thousands except percentages	Q4 2021	Q4 2020	$ Change	% Change	FY 2021	FY 2020	$ Change	% Change
Same Store Office								
Houston, TX	$ 18,866	$ 19,684	$ (818)	(4)%	$ 69,469	$ 80,314	$ (10,845)	(14)%
Columbia, MD	6,272	4,420	1,852	42 %	22,659	20,033	2,626	13 %
Las Vegas, NV	3,796	3,598	198	6 %	14,416	13,616	800	6 %
Total Same Store Office	**28,934**	**27,702**	**1,232**	**4 %**	**106,544**	**113,963**	**(7,419)**	**(7)%**
Same Store Retail								
Houston, TX	3,379	3,808	(429)	(11)%	12,640	12,031	609	5 %
Columbia, MD	555	643	(88)	(14)%	2,226	2,272	(46)	(2)%
Las Vegas, NV	6,356	3,892	2,464	63 %	24,732	15,520	9,212	59 %
Honolulu, HI	4,498	1,733	2,765	160 %	16,199	9,389	6,810	73 %
Other	(45)	(482)	437	(91)%	1,998	646	1,352	209 %
Total Same Store Retail	**14,743**	**9,594**	**5,149**	**54 %**	**57,795**	**39,858**	**17,937**	**45 %**
Same Store Multi-Family								
Houston, TX	4,676	3,569	1,107	31 %	15,943	14,409	1,534	11 %
Las Vegas, NV	1,642	1,276	366	29 %	6,799	4,687	2,112	45 %
Company's Share NOI - Equity Investees	1,633	1,543	90	6 %	6,665	6,630	35	1 %
Total Same Store Multi-Family	**7,951**	**6,388**	**1,563**	**24 %**	**29,407**	**25,726**	**3,681**	**14 %**
Same Store Other								
Houston, TX	1,696	1,857	(161)	(9)%	6,762	5,892	870	15 %
Columbia, MD	17	(18)	35	194 %	(42)	(25)	(17)	68 %
Las Vegas, NV	(1,533)	(372)	(1,161)	(312)%	6,510	(3,048)	9,558	314 %
Honolulu, HI	24	(198)	222	112 %	238	(290)	528	182 %
Company's Share NOI - Equity and Cost Investees	680	532	148	28 %	6,302	5,557	745	13 %
Total Same Store Other	**884**	**1,801**	**(917)**	**(51)%**	**19,770**	**8,086**	**11,684**	**144 %**
Total Same Store NOI	**52,512**	**45,485**	**7,027**	**15 %**	**213,516**	**187,633**	**25,883**	**14 %**
Non-Same Store NOI	**4,905**	**1,626**	**3,279**	**(202)%**	**12,986**	**3,427**	**9,559**	**(279)%**
Total Operating Assets NOI	**$ 57,417**	**$ 47,111**	**$ 10,306**	**22 %**	**$ 226,502**	**$ 191,060**	**$ 35,442**	**19 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

Howard Hughes. HowardHughes.com 281.719.6100 11

HowardHughes.com 281.719.6100 12 Same Store Performance - Operating Assets Segment thousands except percentages Q4 2021 Q3 2021 Q2 2021 Q1 2021 Q4 2020 Same Store Metrics Stabilized Leasing Percentages Office 90% 88% 89% 89% 93 % Retail 92% 90% 92% 92% 89 % Multi-Family 99% 97% 97% 95% 92 % Unstabilized Leasing Percentages Office 52% 45% 43% 42% 42 % Retail 72% 70% 70% 70% 62 % Multi-Family (a) — % — % — % — % 91 % Same Store NOI Office $ 28,934 $ 26,784 $ 25,604 $ 25,222 $ 27,702 Retail 14,743 16,095 14,867 12,090 9,594 Multi-Family 7,951 7,724 7,048 6,684 6,388 Other 884 8,409 5,523 4,954 1,801 Total Same Store NOI $ 52,512 $ 59,012 $ 53,042 $ 48,950 $ 45,485 Quarter over Quarter Change in Same Store NOI (11) % 11% 8% 8 % See page 4 for definitions of "Same Store Properties" and "Same Store NOI" (a) As of Q1 2021, all same store multi-family properties are stabilized.

NOI by Region, excluding Seaport

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total		Q4 2021 Occupied (#)		Q4 2021 Leased (#)		Q4 2021 Occupied (%)		Q4 2021 Leased (%)		Q4 2021 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100 %	3,373,048	—	2,983,325	—	3,062,816	—	88 %	— %	91 %	— %	$ 83,553	$ 91,579	—
Office - Columbia	100 %	1,390,317	—	1,149,808	—	1,206,891	—	83 %	— %	87 %	— %	22,507	26,004	—
Office - Summerlin	100 %	532,428	—	524,309	—	524,309	—	98 %	— %	98 %	— %	14,183	14,892	—
Retail - Houston	100 %	420,527	—	347,267	—	373,571	—	83 %	— %	89 %	— %	10,058	13,586	—
Retail - Columbia	100 %	99,899	—	99,899	—	99,899	—	100 %	— %	100 %	— %	2,202	2,712	—
Retail - Hawai'i	100 %	1,001,976	—	865,161	—	884,496	—	86 %	— %	88 %	— %	16,295	24,600	—
Retail - Summerlin	100 %	800,548	—	762,117	—	786,852	—	95 %	— %	98 %	— %	26,183	26,301	—
Retail - Other	100 %	264,080	—	222,938	—	231,341	—	84 %	— %	88 %	— %	52	6,500	—
Multi-Family - Houston (e)	100 %	34,419	2,250	27,152	2,182	27,152	2,228	79 %	97 %	79 %	99 %	27,902	35,204	—
Multi-Family - Columbia (e)	50 %	98,300	1,199	48,867	1,150	56,322	1,178	50 %	96 %	57 %	98 %	11,727	16,302	—
Multi-Family - Summerlin (e)	100 %	—	391	—	374	—	388	— %	96 %	— %	99 %	6,575	7,398	—
Self-Storage - Houston	100 %	—	1,360	—	1,271	—	1,282	— %	93 %	— %	94 %	1,220	1,220	—
Other - Summerlin	100 %	—	—	—	—	—	—	— %	— %	— %	— %	10,481	12,415	—
Other Assets (f)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	8,521	10,670	—
Total Stabilized Properties (g)												**$ 241,459**	**$ 289,383**	—
Unstabilized Properties														
Office - Houston	100 %	595,617	—	204,411	—	260,641	—	34 %	— %	44 %	— %	$ (1,107)	$ 17,900	1.0
Office - Columbia	100 %	319,470	—	206,931	—	211,643	—	65 %	— %	66 %	— %	3,025	9,200	0.8
Office - Other	23 %	1,491,651	—	857,151	—	1,174,975	—	57 %	— %	79 %	— %	(260)	14,421	1.8
Retail - Houston	100 %	72,977	—	52,810	—	52,810	—	72 %	— %	72 %	— %	1,164	2,200	1.0
Multi-Family - Houston (e)	100 %	—	360	—	274	—	280	— %	76 %	— %	78 %	2,411	4,697	2.5
Total Unstabilized Properties												**$ 5,233**	**$ 48,418**	**1.7**

HowardHughes.com 281.719.6100 13

NOI by Region, excluding Seaport (con't)

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total		Q4 2021 Occupied (#)		Q4 2021 Leased (#)		Q4 2021 Occupied (%)		Q4 2021 Leased (%)		Q4 2021 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Houston	100 %	20,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 596	1.3
Office - Summerlin	100 %	267,000	—	—	—	—	—	— %	— %	— %	— %	n/a	8,374	4.0
Retail - Hawai'i	100 %	48,357	—	3,076	—	10,508	—	6 %	— %	22 %	— %	n/a	1,918	3.5
Multi-Family - Houston (e)	100 %	—	358	—	—	—	—	— %	— %	— %	— %	n/a	4,360	3.5
Multi-Family - Summerlin (e)	100 %	—	294	—	—	—	—	— %	— %	— %	— %	n/a	5,899	5.0
Multi-Family - Columbia (e)	100 %	32,000	472	—	—	—	—	— %	— %	— %	— %	n/a	9,325	4.3
Total Under Construction Properties												**n/a**	**$ 30,472**	**4.0**
Total/ Wtd. Avg. for Portfolio												**$ 246,692**	**$ 368,273**	**3.4**

(a) Includes our share of NOI for our joint ventures.

(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q4 2021 NOI were not annualized. Annualized Q4 2021 NOI also includes distribution received from cost method investment in Q1 2020. For purposes of this calculation, this one time annual distribution is not annualized.

(c) Table above excludes Seaport NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 19 for Seaport Est. stabilized yield and other project information.

(d) The expected stabilization date used in the Time to Stabilized calculation for all unstabilized and under construction assets is set 36 months from the in-service or expected in-service date.

(e) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

(f) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 16 of this presentation.

(g) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.

Howard Hughes.

HowardHughes.com 281.719.6100 14

Stabilized Properties - Operating Assets Segment

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Q4 2021 % Occ.	Q4 2021 % Leased	Annualized Q4 2021 NOI (a) (b)	Est. Stabilized NOI (a)
Office							
One Hughes Landing	Houston, TX	100 %	197,719	97 %	97 %	$ 6,169	$ 6,170
Two Hughes Landing	Houston, TX	100 %	197,714	68 %	68 %	3,999	6,000
Three Hughes Landing	Houston, TX	100 %	320,815	89 %	91 %	8,244	8,245
1725 Hughes Landing Boulevard	Houston, TX	100 %	331,176	64 %	64 %	5,849	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,897	8,900
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	367	500
Lakefront North	Houston, TX	100 %	258,058	74 %	96 %	3,851	6,458
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	3,900	4,400
9303 New Trails	Houston, TX	100 %	97,967	79 %	79 %	1,521	1,525
3831 Technology Forest Drive	Houston, TX	100 %	95,078	100 %	100 %	2,623	2,625
3 Waterway Square	Houston, TX	100 %	232,021	87 %	91 %	5,895	6,500
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,727	6,856
1201 Lake Robbins (c)	Houston, TX	100 %	805,993	100 %	100 %	24,934	25,000
1400 Woodloch Forest	Houston, TX	100 %	95,667	49 %	57 %	577	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	898,746	78 %	84 %	12,316	14,330
Columbia Office Properties	Columbia, MD	100 %	63,831	52 %	64 %	17	1,402
One Mall North	Columbia, MD	100 %	97,092	93 %	93 %	1,744	1,947
One Merriweather	Columbia, MD	100 %	206,632	100 %	100 %	5,758	5,225
Two Merriweather	Columbia, MD	100 %	124,016	93 %	93 %	2,672	3,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,512	4,520
One Summerlin	Las Vegas, NV	100 %	206,279	96 %	96 %	5,824	6,437
Two Summerlin	Las Vegas, NV	100 %	144,615	100 %	100 %	3,847	3,935
Total Office			**5,295,793**			**$ 120,243**	**$ 132,475**
Retail							
Creekside Village Green	Houston, TX	100 %	74,670	82 %	85 %	$ 1,797	$ 2,000
Hughes Landing Retail	Houston, TX	100 %	125,798	85 %	89 %	2,939	4,988
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	518	540
Lake Woodlands Crossing Retail	Houston, TX	100 %	60,261	85 %	85 %	1,548	1,668
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	62 %	82 %	707	1,700
20/25 Waterway Avenue	Houston, TX	100 %	50,062	98 %	98 %	1,820	1,820
Waterway Garage Retail	Houston, TX	100 %	21,513	79 %	100 %	478	600
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	251	270
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,233	2,312
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100 %	10,700	100 %	100 %	(31)	400
Ward Village Retail	Honolulu, HI	100 %	1,001,976	86 %	88 %	16,295	24,600
Downtown Summerlin (d)	Las Vegas, NV	100 %	800,548	95 %	98 %	26,183	26,301
Outlet Collection at Riverwalk	New Orleans, LA	100 %	264,080	84 %	88 %	52	6,500
Total Retail			**2,587,030**			**$ 54,790**	**$ 73,699**

Howard Hughes.
HowardHughes.com 281.719.6100 15

Stabilized Properties - Operating Assets Segment (con't)

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Units	Q4 2021 % Occ.(e) Rentable Sq. Ft.	Q4 2021 % Occ.(e) Units	Q4 2021 % Leased (e) Rentable Sq. Ft.	Q4 2021 % Leased (e) Units	Annualized Q4 2021 NOI (a) (b)	Est. Stabilized NOI (a)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	96 %	n/a	98 %	$ 2,909	$ 3,000
Lakeside Row	Houston, TX	100 %	—	312	n/a	98 %	n/a	99 %	4,232	3,875
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	96 %	n/a	99 %	2,927	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	97 %	n/a	98 %	3,166	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	81 %	97 %	81 %	100 %	6,534	7,200
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	99 %	n/a	99 %	2,557	3,500
Two Lakes Edge	Houston, TX	100 %	11,448	386	75 %	97 %	75 %	100 %	5,577	8,529
Juniper Apartments	Columbia, MD	100 %	56,683	382	17 %	95 %	30 %	97 %	5,195	9,162
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	84 %	97 %	84 %	100 %	2,848	3,132
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	96 %	100 %	98 %	3,684	4,008
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	96 %	n/a	100 %	2,231	2,250
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	96 %	n/a	99 %	4,344	5,148
Total Multi-family (f)			**132,719**	**3,840**					**$ 46,204**	**$ 58,904**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 249	$ 281
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,243	1,516
HHC 242 Self-Storage	Houston, TX	100 %	—	631	n/a	94 %	n/a	95 %	623	622
HHC 2978 Self-Storage	Houston, TX	100 %	—	729	n/a	93 %	n/a	93 %	597	598
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	128	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	2,592	1,900
The Woodlands Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,940	2,100
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,613	2,183
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	543	560
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,755	3,755
Las Vegas Ballpark (g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	6,183	8,100
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	756	2,440
Total Other			**135,801**	**1,360**					**$ 20,222**	**$ 24,305**
Total Stabilized									**$ 241,459**	**$ 289,383**

(a) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q4 2021 NOI were not annualized.
(c) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway. 9950 Woodloch Forest is an unstabilized property as of December 31, 2021.
(d) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 40,846 sq. ft. of office space.
(e) Percentage Occupied and Percentage Leased are as of December 31, 2021.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators. Annualized NOI is based on a trailing 12-month calculation due to seasonality.

Howard Hughes. HowardHughes.com 281.719.6100 16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units

					Q4 2021 % Occ.(a)		Q4 2021 % Leased (a)							
Property	Location	% Ownership	Rentable Sq. Ft.	Units	Rentable Sq. Ft.	Units	Rentable Sq. Ft.	Units	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q4 2021 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office														
9950 Woodloch Forest (c)(d)	Houston, TX	100 %	595,617	—	34 %	n/a	44 %	n/a	$ 157,728	$ 210,571	$ (1,107)	$ 17,900	2022	9 %
110 North Wacker (e)	Chicago, IL	23 %	1,491,651	—	57 %	n/a	79 %	n/a	16,078	16,078	(260)	14,421	2023	8 %
6100 Merriweather	Columbia, MD	100 %	319,470	—	65 %	n/a	66 %	n/a	111,368	138,221	3,025	9,200	2022	7 %
Total Office			**2,406,738**	**—**					**$ 285,174**	**$ 364,870**	**$ 1,658**	**$ 41,521**		
Retail														
Creekside Park West	Houston, TX	100 %	72,977	—	72 %	n/a	72 %	n/a	$ 19,416	$ 20,777	$ 1,164	$ 2,200	2022	11 %
Total Retail			**72,977**	**—**					**$ 19,416**	**$ 20,777**	**$ 1,164**	**$ 2,200**		
Multi-family														
Creekside Park The Grove	Houston, TX	100 %	—	360	— %	76 %	— %	78 %	$ 51,751	$ 57,472	$ 2,411	$ 4,697	2024	8 %
Total Multi-family (f)			**—**	**360**					**$ 51,751**	**$ 57,472**	**$ 2,411**	**$ 4,697**		
Total Unstabilized									**$ 356,341**	**$ 443,119**	**$ 5,233**	**$ 48,418**		

(a) Percentage Occupied and Percentage Leased are as of December 31, 2021.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) 9950 Woodloch Forest development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway. 1201 Lake Robbins is a stabilized property as of December 31, 2021, as Occidental Petroleum has leased 100% of the building through 2032.
(e) The above represents only our membership interest and HHC's total cash equity requirement. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalized of the projects. As the amounts in this table do not include the impact of the partnership distribution waterfall, actual NOI results will vary.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

HowardHughes.com 281.719.6100 17

Under Construction Projects - Strategic Developments Segment

in thousands except Sq. Ft. and units

Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office											
Memorial Hermann Health System Build-to-Suit	Houston, TX	100 %	20,000	100 %	Under Construction	Q4 2021	2023	$ 471	$ 6,032	$ 596	10 %
1700 Pavilion	Las Vegas, NV	100 %	267,000	25 %	Under Construction	Q2 2021	2025	35,518	121,515	8,374	7 %
Total Office			**287,000**					**$ 35,989**	**$ 127,547**	**$ 8,970**	
Retail											
A'ali'i (c)(d)	Honolulu, HI	100 %	11,570	76 %	Under Construction	Q4 2018	2024	$ —	$ —	$ 637	— %
Kō'ula (c)	Honolulu, HI	100 %	36,787	5 %	Under Construction	Q3 2019	2025	—	—	1,281	— %
Total Retail			**48,357**					**$ —**	**$ —**	**$ 1,918**	

Project Name	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Marlow	Columbia, MD	100 %	472	$ 1,984	Under Construction	Q1 2021	2026	$ 41,791	$ 130,490	$ 9,325	7 %
Starling at Bridgeland	Houston, TX	100 %	358	1,622	Under Construction	Q4 2020	2025	20,105	60,572	4,360	7 %
Tanager Echo	Las Vegas, NV	100 %	294	2,148	Under Construction	Q2 2021	2026	22,025	86,160	5,899	7 %
Total Multi-family			**1,124**					**$ 83,921**	**$ 277,222**	**$ 19,584**	
Total Under Construction								**$ 119,910**	**$ 404,769**	**$ 30,472**	

(a) Represents leases signed as of December 31, 2021, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.
(d) We completed construction at ʻAʻaliʻi and began welcoming residents in October 2021. However, landlord work is still ongoing for the retail section of the property as of December 31, 2021. The retail space is expected to be placed in service in early 2022.

Howard Hughes.
HowardHughes.com 281.719.6100 18

Seaport Operating Performance

Q4 2021 $ in thousands	Landlord Operations (a) Historic District & Pier 17	Landlord Operations (a) Multi-Family (c)	Managed Businesses (b) Historic District & Pier 17 (d)	Managed Businesses (b) Tin Building (e)	Events, Sponsorships & Catering Business (f)	Q4 2021 Total
Revenues						
Rental revenue (g)	$ 1,471	$ 194	$ —	$ —	$ —	$ 1,665
Tenant recoveries	185	—	—	—	—	185
Other rental and property (expense) revenue	—	2	9,941	—	3,659	13,602
Total Revenues	1,656	196	9,941	—	3,659	15,452
Expenses						
Other property operating costs (g)	(5,457)	(285)	(11,277)	—	(4,224)	(21,243)
Total Expenses	(5,457)	(285)	(11,277)	—	(4,224)	(21,243)
Net Operating (Loss) Income - Seaport (h)	$ (3,801)	$ (89)	$ (1,336)	$ —	$ (565)	$ (5,791)
Project Status	Unstabilized	Stabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	333,803	13,000 / 22	52,370	53,783	21,077	
Leased Sq. Ft. / units (i)	149,728	— / 20	52,370	53,783	21,077	
% Leased or occupied (i)	45 %	— % / 91 %	100 %	100 %	100 %	
Development (j)						
Development costs incurred	$ 557,783	$ —	$ —	$ 161,593	$ —	$ 719,376
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 194,613	$ —	$ 788,981

(a) Landlord operations represents physical real estate developed and owned by HHC and leased to third parties.
(b) Managed businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended December 31, 2021, our managed businesses include, among others, The Fulton, Cobble & Co., Mr. Dips, Carne Mare, Malibu Farm and Ssäm Bar (formerly Bar Wayō).
(c) Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(d) Includes our equity share of NOI from Ssäm Bar.
(e) Represents the marketplace by Jean-Georges. As a result of impacts related to COVID-19, there were delays in construction on the Tin Building, however the core and shell of the building was completed as of December 31, 2021, and the building is expected to open in the first half of 2022.
(f) Events, sponsorships & catering business includes private events, catering, sponsorships, concert series and other rooftop activities.
(g) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(h) See page 36 for the reconciliation of Seaport NOI.
(i) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year.
(j) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

Howard Hughes. HowardHughes.com 281.719.6100 19

HowardHughes.com 281.719.6100 20 Ward Village - Sold Out Condominiums As of December 31, 2021 Anaha Ae‘o Ke Kilohana (a) Total Key Metrics ($ in thousands) Type of building Luxury Upscale Workforce Number of units 317 465 423 1,205 Avg. unit Sq. Ft. 1,417 838 696 940 Condo Sq. Ft. 449,205 389,663 294,273 1,133,141 Street retail Sq. Ft. 16,048 70,800 28,386 115,234 Stabilized retail NOI $1,200 $2,400 $1,200 $4,800 Stabilization year 2020 2019 2020 Development progress ($ in millions) Status Opened Opened Opened Start date Q4 2014 Q1 2016 Q4 2016 Completion date Q4 2017 Q4 2018 Q2 2019 Total development cost $403,974 $430,737 $217,483 $1,052,194 Cost-to-date 402,810 429,731 216,262 1,048,803 Remaining to be funded $1,164 $1,006 $1,221 $3,391 Financial Summary ($ in thousands) Units closed (through Q4 2021) 317 465 423 1,205 Total % of units closed or under contract 100.0% 100.0% 100.0% 100.0% Square footage closed or under contract (total) 449,205 389,663 294,273 1,133,141 Total % square footage closed or under contract 100.0% 100.0% 100.0% 100.0% Total cash received (closings & deposits) $515,854 $512,752 $218,536 $1,247,142 Total GAAP revenue recognized $515,854 $512,752 $218,536 $1,247,142 (a) Ke Kilohana consists of 375 workforce units and 48 market rate units.

Ward Village - Condominiums Remaining to be Sold

As of December 31, 2021	Waiea	'A'ali'i	Kō'ula	Victoria Place	Total
Key Metrics (*$ in thousands*)					
Type of building	Luxury	Upscale	Upscale	Luxury	
Number of units	177	750	565	349	1,841
Avg. unit Sq. Ft.	2,138	520	725	1,164	861
Condo Sq. Ft.	378,488	390,097	409,612	406,351	1,584,548
Street retail Sq. Ft. (a)	7,716	11,570	36,787	n/a	56,073
Stabilized retail NOI	$453	$637	$1,281	n/a	$2,371
Stabilization year	2017	2024	2025	n/a	
Development progress (*$ in millions*)					
Status	Opened	Opened	Under Construction	Under Construction	
Start date	Q2 2014	Q4 2018	Q3 2019	Q1 2021	
Completion / Est. Completion date	Q4 2016	Q4 2021	Q3 2022	2024	
Total development cost	$595,470	$394,908	$487,039	$503,271	$1,980,688
Cost-to-date	477,879	367,629	267,927	90,815	1,204,250
Remaining to be funded	$117,591	$27,279	$219,112	$412,456	$776,438
Financial Summary (*$ in thousands*)					
Units closed (through Q4 2021)	175	663	—	—	838
Units under contract (through Q4 2021)	—	9	505	346	860
Units remaining to be sold (through Q4 2021)	2	78	60	3	143
Total % of units closed or under contract	98.9%	89.6%	89.4%	99.1%	92.2%
Units closed (current quarter)	1	663	—	—	664
Units under contract (current quarter)	—	3	17	4	24
Square footage closed or under contract (total)	374,688	333,673	374,157	403,675	1,486,193
Total % square footage closed or under contract	99.0%	85.5%	91.3%	99.3%	93.8%
Total cash received (closings & deposits)	$692,486	$455,355	$119,581	$151,174	$1,418,596
Total GAAP revenue recognized	$692,393	$453,309	$—	$—	$1,145,702
Total future GAAP revenue for units under contract	$—	$7,441	$578,948	$760,925	$1,347,314
Expected avg. price per Sq. Ft.	$1,900 - $1,950	$1,300 - $1,350	$1,500 - $1,550	$1,850 - $1,900	
Deposit Reconciliation (*thousands*)					
Spent towards construction	$—	$—	$114,161	$23,807	$137,968
Held for future use (b)	—	—	5,420	127,367	132,787
Total deposits from sales commitment	$—	$—	$119,581	$151,174	$270,755

Target condo profit margin across all sold and remaining to be sold condos at completion (excluding land cost) is approximately 30%.
(a) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.
(b) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

Howard Hughes. HowardHughes.com 281.719.6100 21

Summary of Remaining Development Costs

thousands	Location	Total Estimated Costs (a)	Costs Paid Through December 31, 2021	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn (b)	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (c)	Estimated Completion Date
Operating Assets		(A)	(B)	(A) - (B) = (C)	(D)	(E)	(C) - (D) - (E) = (F)	
6100 Merriweather (d)	Columbia, MD	$ 138,221	$ 111,368	$ 26,853	$ —	$ 23,499	$ 3,354	Open
Juniper Apartments (d)	Columbia, MD	116,386	101,058	15,328	—	12,895	2,433	Open
Creekside Park The Grove	Houston, TX	57,472	51,751	5,721	—	3,884	1,837	Open
The Lane at Waterway	Houston, TX	45,033	40,045	4,988	—	3,421	1,567	Open
Two Lakes Edge (d)	Houston, TX	107,706	99,873	7,833	—	5,229	2,604	Open
Total Operating Assets		464,818	404,095	60,723	—	48,928	11,795	
Seaport Assets								
Pier 17 and Historic District Area / Uplands (d)(e)	New York, NY	594,368	557,783	36,585	—	—	36,585	Open
Tin Building	New York, NY	194,613	161,593	33,020	—	—	33,020	Q2 2022
Total Seaport Assets		788,981	719,376	69,605	—	—	69,605	
Strategic Developments								
Marlow	Columbia, MD	130,490	41,791	88,699	—	82,570	6,129	Q1 2023
Memorial Hermann Health System Build-to-Suit	Houston, TX	6,032	471	5,561	—	—	5,561	Q1 2023
Starling at Bridgeland	Houston, TX	60,572	20,105	40,467	—	38,708	1,759	Q2 2022
1700 Pavilion	Las Vegas, NV	121,515	35,518	85,997	—	74,999	10,998	Q4 2022
Tanager Echo	Las Vegas, NV	86,160	22,025	64,135	—	59,499	4,636	Q1 2023
'A'ali'i	Honolulu, HI	394,908	367,629	27,279	—	—	27,279	Open
Anaha	Honolulu, HI	403,974	402,810	1,164	—	—	1,164	Open
Ke Kilohana	Honolulu, HI	217,483	216,262	1,221	—	—	1,221	Open
Kō'ula	Honolulu, HI	487,039	267,927	219,112	—	188,361	30,751	Q3 2022
Victoria Place (f)	Honolulu, HI	503,271	90,815	412,456	113,998	303,630	(5,172)	2024
Waiea (g)	Honolulu, HI	595,470	477,879	117,591	—	—	117,591	Open
Total Strategic Developments		3,006,914	1,943,232	1,063,682	113,998	747,767	201,917	
Combined Total		$ 4,260,713	$ 3,066,703	$ 1,194,010	$ 113,998	$ 796,695	$ 283,317	
Memorial Hermann Health System Build-to-Suit financing (h)							(4,900)	
Estimated costs to be funded net of financing costs, assuming closing on estimated financing							$ 278,417	

See page 4 for definition of "Remaining Development Costs"

(a) Total Estimated Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs and advances for certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) With respect to our condominium projects, remaining debt to be drawn is reduced by deposits utilized for construction.

(c) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances and as necessary, the postponement of certain projects.

(d) Final completion is dependent on lease-up and tenant build-out.

(e) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

(f) The negative balance represents equity that will be paid out as loan proceeds in Q1 2023. Until that period, costs remaining (net of debt) will reflect a negative balance.

(g) Total estimated cost includes $136.5 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

(h) The financing for Memorial Hermann Health System Build-to-Suit is anticipated to close in Q1 2022.

Howard Hughes.

HowardHughes.com 281.719.6100 22

Portfolio Key Metrics

	MPC Regions								Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Douglas Ranch Phoenix, AZ	Trillium Phoenix, AZ	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Stabilized Properties												
Office Sq.Ft.	3,373,048	—	—	532,428	—	—	1,390,317	5,295,793	—	—	—	—
Retail Sq. Ft. (a)	386,999	—	67,947	800,548	—	—	198,199	1,453,693	1,001,976	13,000	264,080	1,279,056
Multifamily units	1,938	—	312	391	—	—	1,199	3,840	—	22	—	22
Self-Storage Units	1,360	—	—	—	—	—	—	1,360	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	—	—	135,801	—	—	—	—
Unstabilized Properties												
Office Sq.Ft.	595,617	—	—	—	—	—	319,470	915,087	—	146,935	1,491,65	1,638,586
Retail Sq.Ft.	72,977	—	—	—	—	—	—	72,977	—	260,315	—	260,315
Multifamily units	360	—	—	—	—	—	—	360	—	—	—	—
Under Construction Properties												
Office Sq.Ft.	20,000	—	—	267,000	—	—	—	287,000	—	—	—	—
Retail Sq.Ft.	—	—	—	—	—	—	32,000	32,000	48,357	53,783	—	102,140
Multifamily units	—	—	358	294	—	—	472	1,124	—	—	—	—
Residential Land												
Total gross acreage/ condos (b)	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	16,450 ac	117,895 ac	3,046	n/a	n/a	3,046
Current Residents (b)	120,000	1,600	17,500	120,000	—	—	112,000	371,100	n/a	n/a	n/a	—
Remaining saleable acres/condos	32 ac	1,212 ac	2,483 ac	2,543 ac	17,770 ac	1,230 ac	n/a	25,270 ac	143	n/a	n/a	143
Estimated price per acre (c)	$1,983,000	$315,000	$494,000	$977,000	$332,000	$305,000	n/a		n/a	n/a	n/a	
Commercial Land												
Total acreage remaining	749 ac	175 ac	1,346 ac	825 ac	9,578 ac	337 ac	96 ac	13,106 ac	n/a	n/a	n/a	—
Estimated price per acre (c)	$961,000	$515,000	$629,000	$1,039,000	$204,000	$173,000	$580,000		n/a	n/a	n/a	

Portfolio Key Metrics include 100% of square footage and units associated with joint venture projects. Retail space in Multi-family assets shown as Retail square feet.

(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 40,846 Sq. Ft of additional office space above our retail space.
(b) Acreage and current residents shown as of December 31, 2021.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2022 land models.

Howard Hughes

HowardHughes.com 281.719.6100 23

MPC Portfolio

Master Planned Communities- Remaining Saleable Acres (a)

Income Producing Assets - Stabilized and Unstabilized (b)



Commercial 24%
Residential 76%
Commercial 34%
Residential 66%
Commercial 38%
Residential 62%
Commercial 100%
Stabilized 100%
Unstabilized 6%
Stabilized 94%
Unstabilized 6%
Stabilized 94%

$ in thousands	Nevada	Arizona	Texas	Maryland	Total
MPC Performance - 4Q21 & 4Q20					
MPC Net Contribution (4Q21) (c)	$ 120,994	$ (569,544)	$ 32,165	$ (270)	$ (416,655)
MPC Net Contribution (4Q20) (c)	$ 57,742	$ —	$ 37,486	$ (229)	$ 94,999
Operating Asset Performance - 2021 & Future					
Annualized 4Q21 in-place NOI	$ 57,422	$ —	$ 133,594	$ 39,310	$ 230,326
Est. stabilized NOI (future) (d)	$ 75,279	$ —	$ 179,829	$ 63,543	$ 318,651
Wtd. avg. time to stab. (yrs.) (d)	5.0	—	2.4	3.7	—

(a) Commercial acres may be developed by Howard Hughes or sold.
(b) Douglas Ranch is in its early stages of development and does not have income producing assets for the year-ended December 31, 2021.
(c) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution is found under Reconciliation of Non-GAAP Measures on page 35.
(d) Est. Stabilized NOI (Future) and Wtd. avg. time to stabilize (yrs.) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction.

Howard Hughes
HowardHughes.com 281.719.6100 24

HowardHughes.com 281.719.6100 25 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Douglas Ranch Columbia Total Trillium (a) thousands Q4 2021 Q4 2020 Q4 2021 Q4 2020 Q4 2021 Q4 2020 Q4 2021 Q4 2020 Q4 2021 Q4 2020 Q4 2021 Q4 2020 Q4 2021 Q4 2020 Q4 2021 Q4 2020 Revenues: Residential land sale revenues $ 2,063 $ 2,569 $ 10,789 $ 5,769 $ 41,571 $ 22,708 $ 139,065 $ 65,946 $ — $ — $ — $ — $ 193,488 $ 96,992 $ — $ — Commercial land sale revenues — — — — 605 — — — — — — — 605 — — — Builder price participation 454 24 622 92 1,007 599 13,718 10,420 — — — — 15,801 11,135 — — Other land sale revenues 133 45 4 — 101 45 4,688 4,219 — — — — 4,926 4,309 — — Total revenues 2,650 2,638 11,415 5,861 43,284 23,352 157,471 80,585 — — — — 214,820 112,436 — — Expenses: Cost of sales - residential land (1,108) (1,467) (4,316) (2,192) (11,182) (7,403) (72,933) (31,883) — — — — (89,539) (42,945) — — Cost of sales - commercial land — — — — (163) — — — — — — — (163) — — — Real estate taxes (985) (439) 66 157 (907) (124) (580) (429) — — (152) (145) (2,558) (980) — — Land sales operations (2,754) (1,437) (1,321) (828) (1,758) (920) (2,991) (2,652) (3) — (118) (84) (8,945) (5,921) (3) — Total operating expenses (4,847) (3,343) (5,571) (2,863) (14,010) (8,447) (76,504) (34,964) (3) — (270) (229) (101,205) (49,846) (3) — Depreciation and amortization (33) (34) (2) — (35) (33) (24) (25) — — — — (94) (92) (3) — Interest income (expense), net 330 (459) 404 277 3,924 4,700 6,291 6,036 — — — — 10,949 10,554 (10) — Equity in earnings (losses) from real estate and other affiliates (b) — — — — — — 4,839 13,442 (8) — — — 4,831 13,442 — — EBT $ (1,900) $ (1,198) $ 6,246 $ 3,275 $ 33,163 $ 19,572 $ 92,073 $ 65,074 $ (11) $ — $ (270) $ (229) $ 129,301 $ 86,494 $ (16) $ — MPC Performance (a) This represents 100% of Trillium EBT. The Company owns a 50% interest in Trillium and accounts for its investment under the equity method. (b) Equity in earnings (losses) from real estate and other affiliates for Douglas Ranch reflects our share of earnings in our Trillium joint venture and for Summerlin our share of earnings in The Summit joint venture.

Master Planned Community Land

$ in thousands	Consolidated MPC Segment												Trillium (a)	
	The Woodlands		The Woodlands Hills		Bridgeland		Summerlin		Douglas Ranch		Columbia			
	Q4 2021	Q4 2020	Q4 2021	Q4 2020	Q4 2021	Q4 2020	Q4 2021	Q4 2020	Q4 2021	Q4 2020	Q4 2021	Q4 2020	Q4 2021	Q4 2020
Key Performance Metrics:														
Residential														
Total acres closed in current period	2.4 ac	4.1 ac	30.8 ac	17.6 ac	83.6 ac	51.4 ac	216.4 ac	86.5 ac	—	—	—	—	—	—
Price per acre achieved	$860	$627	$350	$328	$497	$442	$624	$762	NM	NM	NM	NM	NM	NM
Avg. gross margins	46.3%	42.9%	60.0%	62.0%	73.1%	67.4%	47.6%	51.7%	NM	NM	NM	NM	NM	NM
Commercial														
Total acres closed in current period	—	—	—	—	40 ac	—	—	—	—	—	—	—	—	—
Price per acre achieved	NM	NM	NM	NM	$174	NM	NM	NM	NM	NM	NM	NM	NM	NM
Avg. gross margins	NM	NM	NM	NM	73.1%	NM	NM	NM	NM	NM	NM	NM	NM	NM
Avg. combined before-tax net margins	46.3%	42.9%	60.0%	62.0%	73.1%	67.4%	47.6%	51.7%	NM	NM	NM	NM	NM	NM
Key Valuation Metrics:														
Remaining saleable acres														
Residential	32 ac		1,212 ac		2,483 ac		2,543 ac		17,770 ac		—		1,230 ac	
Commercial (b)	749 ac		175 ac		1,346 ac		825 ac		9,578 ac		96 ac		337 ac	
Projected est. % superpads / lot size	—% / —		—% / —		—% / —		82% / 0.25 ac		—% / —		NM		NM	
Projected est. % single-family detached lots / lot size	60% / 0.36 ac		83% / 0.21 ac		89% / 0.23 ac		—% / —		81% / 0.22 ac		NM		100% / 0.24 ac	
Projected est. % single-family attached lots / lot size	40% / 0.12 ac		17% / 0.13 ac		9% / 0.09 ac		—% / —		19% / 0.11 ac		NM		—% / —	
Projected est. % custom homes / lot size	—% / —		—% / —		2% / 0.63 ac		18% / 0.45 ac		—% / —		NM		—% / —	
Estimated builder sale velocity (blended total - TTM) (c)	7		40		75		132		NM		NM		NM	
Projected GAAP gross margin (d)	76.2% / 76.2%		60.0% / 60.0%		73.1% / 73.1%		52.8% / 52.8%		87.3% / —%		NM		44.4% / —%	
Projected cash gross margin (d)	96.8%		86.1%		86.8%		74.6%		87.6%		NM		60.5%	
Residential sellout / Commercial buildout date estimate														
Residential	2025		2030		2036		2039		2081		—		2033	
Commercial	2034		2030		2045		2039		2081		2024		2026	

(a) This represents 100% of Trillium performance and valuation metrics. The Company owns a 50% interest in Trillium and accounts for its investment under the equity method.
(b) Columbia Commercial excludes 15 commercial acres held in the Strategic Developments segment in Downtown Columbia.
(c) Represents the average monthly builder homes sold over the last twelve months ended December 31, 2021.
(d) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest.

NM Not meaningful.

Howard Hughes
HowardHughes.com 281.719.6100 26

HowardHughes.com 281.719.6100 27 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2022 $ 10,704 5.05% $ 36.29 $ 4,721 5.51% $ 42.06 2023 8,327 3.93% 39.19 7,318 8.54% 48.05 2024 16,937 7.99% 39.86 7,272 8.49% 49.58 2025 25,798 12.17% 40.79 19,886 23.22% 55.13 2026 10,899 5.14% 41.57 7,994 9.33% 52.60 2027 28,571 13.48% 41.88 5,021 5.86% 57.56 2028 11,319 5.34% 42.66 4,688 5.47% 54.85 2029 11,510 5.44% 37.84 5,265 6.15% 49.18 2030 14,867 7.02% 37.87 4,593 5.36% 64.77 2031 6,461 3.05% 40.15 4,464 5.21% 55.88 Thereafter 66,518 31.39% 49.74 14,447 16.86% 52.40 Total $ 211,911 100.00% $ 85,669 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Lease ExpirationsLease Expirations Office and Retail Lease Expirations Total Office and Retail Portfolio as of December 31, 2021 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2022 Retail 2022 Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032+ Retail 2032+ 0% 6% 12% 18% 24% 30%

HowardHughes.com 281.719.6100 28 Acquisition / Disposition Activity Acquisition / Disposition Activity thousands except rentable Sq. Ft. / Units / Acres Q4 2021 Acquisitions Date Acquired Property % Ownership Location Acres Acquisition Price October 18, 2021 Douglas Ranch (a) 100% Phoenix, Arizona 33,810 acres $541 million October 18, 2021 Trillium 50% Phoenix, Arizona 3,029 acres $59 million Q4 2021 Dispositions Date Sold Property % Ownership Location Acres / Rentable Sq. Ft. Sale Price December 22, 2021 Century Park 100% Houston, Texas 63-acre/1,302,597 sq ft. $25 million (a) The purchase price includes an option for the seller to re-acquire a 50% interest in the property, with $33.8 million of the purchase price being credited to the Seller upon exercise of the option. If the option is not exercised by the seller, the $33.8 million will be returned to the Company.

Other/Non-core Assets

Property Name	City, State	% Ownership	Acres	Notes
West End Alexandria (formerly Landmark Mall)	Alexandria, VA	58.33%	41.1	In June 2021, a Contribution Agreement was executed by and between affiliates of HHC, Seritage, and Foulger-Pratt which establishes a framework for a joint venture to redevelop the 52-acre site previously known as Landmark Mall in Alexandria, VA. In July, the Alexandria City Council unanimously approved the redevelopment agreements which will result in up to approximately four million square feet of residential, retail, commercial and entertaiment offerings intergrated into a cohesive neighborhood with a central plaze, a network of parks and public transportation. The development will be anchored by a new state-of-the-art Inova Hospital and medical campus. Alexandria City Council approved the use of $54 million in public bond financing to allow the City to acquire the land for the hospital and lease it to Inova, as well as $86 million in public bond financing for site preparation and infrastructure at the site and adjacent Duke Street and Van Dorn Street corridors. West End Alexandria executed a Purchase and Sale Agreement with the City of Alexandria to sell approximately 11 acres to the City of Alexandria for $54 million for the Inova Hospital and medical campus. Demolition on the remaining 41 acres is expected to begin in Spring 2022, with completion of the first buildings expected in 2025.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
80% Interest in Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport. In October 2020, we announced our comprehensive proposal for the redevelopment of 250 Water Street, which includes the transformation of this underutilized full-block surface parking lot into a mixed-use development that would include affordable and market rate apartments, community-oriented spaces and office space. This project, which includes approximately 547000 zoning square feet, presents a unique opportunity at the Seaport to redevelop this site into a vibrant mixed-use asset, provide long-term viability to the South Street Seaport Museum and deliver much-needed affordable housing and economic stimulus to the area. In May 2021, we received approval from the New York City Landmarks Preservation Commission (LPC) on our proposed design for the 250 Water Street and in September 2021, the New York State Supreme Court dismissed on procedural grounds a lawsuit challenging the LPC approval. We received final approvals in December 2021 through the New York City Uniform Land Use Review Procedure known as ULURP, which will allow the necessary transfer of development rights to the parking lot site. Also in December 2021, an amendment to the Seaport ground lease was executed giving the Company extension options, at the discretion of the Company, for an additional 48 years from its current expiration in 2072 until 2120. We expect to begin comprehensive remediation of the site through the New York State Brownfield Cleanup program and break ground on the development in 2022. In February 2022, an additional lawsuit was filed challenging the land use approvals previously granted to the Company under the ULURP for the redevelopment and construction of 250 Water Street. The Company intends to vigorously contest the matter as it believes that these claims are without merit.

Howard Hughes.
HowardHughes.com 281.719.6100 29

Debt Summary

thousands	December 31, 2021	December 31, 2020
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2025	$ —	$ 1,000,000
Unsecured 5.375% Senior Notes due 2028	750,000	750,000
Unsecured 4.125% Senior Notes due 2029	650,000	—
Unsecured 4.375% Senior Notes due 2031	650,000	—
Secured mortgages, notes and loans payable	1,006,428	590,517
Special Improvement District bonds	69,131	34,305
Variable-rate debt (a)		
Mortgages, notes and loans payable, excluding condominium financing	1,039,674	1,725,461
Condominium financing	199,183	219,883
Secured Bridgeland Notes due 2026	275,000	—
Mortgages, notes and loans payable	4,639,416	4,320,166
Unamortized bond issuance costs	—	(4,355)
Deferred financing costs	(48,259)	(28,442)
Total mortgages, notes and loans payable, net	$ 4,591,157	$ 4,287,369

Net Debt on a Segment Basis as of December 31, 2021 (b)

thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net	$ 1,931,339	$ 339,512	$ 99,579	$ 198,500	$ 2,568,930	$ 2,022,227	$ 4,591,157
Mortgages, notes and loans payable of real estate and other affiliates (c)	286,243	9,270	—	—	295,513	—	295,513
Less:							
Cash and cash equivalents	(71,094)	(114,241)	(8,202)	(5,668)	(199,205)	(644,007)	(843,212)
Cash and cash equivalents of real estate and other affiliates (c)	(5,655)	(45,307)	(133)	(14,914)	(66,009)	—	(66,009)
Special Improvement District receivables	—	(86,165)	—	—	(86,165)	—	(86,165)
Municipal Utility District receivables, net	—	(387,199)	—	—	(387,199)	—	(387,199)
TIF receivable	—	—	—	(855)	(855)	—	(855)
Net Debt	**$ 2,140,833**	**$ (284,130)**	**$ 91,244**	**$ 177,063**	**$ 2,125,010**	**$ 1,378,220**	**$ 3,503,230**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of December 31, 2021

thousands	2022	2023	2024	2025	2026	Thereafter	Total
Mortgages, notes and loans payable (d)	$ 103,022	$ 547,744	$ 343,950	$ 172,275	$ 359,603	$ 3,112,822	$ 4,639,416
Interest payments (e)	197,420	198,142	174,225	163,549	153,838	470,626	1,357,800
Ground lease and other leasing commitments	4,611	4,521	4,577	4,635	4,695	275,229	298,268
Total consolidated debt maturities and contractual obligations	**$ 305,053**	**$ 750,407**	**$ 522,752**	**$ 340,459**	**$ 518,136**	**$ 3,858,677**	**$ 6,295,484**

(a) The Company has entered into derivative instruments to manage a portion of our variable interest rate exposure. See page 31 and 32 for additional detail.
(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(c) Each segment includes our share of the Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in real estate and other affiliates.
(d) Mortgages, notes and loans payable are presented based on extended maturity date, subject to customary extension terms.
(e) Interest is based on the borrowings that are presently outstanding and current floating interest rates.

Howard Hughes
HowardHughes.com 281.719.6100 30

Property-Level Debt

$ in thousands

Asset	Q4 2021 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Operating Assets					
20/25 Waterway Avenue	$ 12,564	4.79 %	Fixed	4.79 %	May-22
Millennium Waterway Apartments	50,813	3.75 %	Fixed	3.75 %	Jun-22
Lake Woodlands Crossing Retail	12,329	4.61 %	Floating/Swap	4.61 % (d)	Jan-23
Senior Secured Credit Facility	316,656	4.61 %	Floating/Swap	4.61 % (b),(c),(d)	Sep-23
Two Lakes Edge	68,806	L+215	Floating	2.40 %	Oct-22 / Oct-23
Outlet Collection at Riverwalk	26,742	S+300	Floating	3.50 %	Oct-22 / Oct-23
9303 New Trails	10,308	4.88 %	Fixed	4.88 %	Dec-23
4 Waterway Square	30,185	4.88 %	Fixed	4.88 %	Dec-23
Creekside Park West	15,497	4.61 %	Floating/Swap	4.61 % (d)	Mar-23 / Mar-24
The Lane at Waterway	27,279	L+175	Floating	1.85 %	Aug-23 / Aug-24
6100 Merriweather	66,345	L+275	Floating	2.85 %	Sep-22 / Sep-24
Juniper Apartments	72,762	L+275	Floating	2.85 %	Sep-22 / Sep-24
Creekside Park The Grove	39,503	4.61 %	Floating/Swap	4.61 % (d)	Jan-24 / Jan -25
9950 Woodloch Forest	83,820	L+195	Floating	2.05 %	Mar-25
Ae‘o Retail	29,883	L+265	Floating	2.90 %	Oct-25
Ke Kilohana Retail	9,129	L+265	Floating	2.90 %	Oct-25
3831 Technology Forest Drive	20,210	4.50 %	Fixed	4.50 %	Mar-26
Kewalo Basin Harbor	11,479	L+275	Floating	2.85 %	Sep-27
Millennium Six Pines Apartments	42,500	3.39 %	Fixed	3.39 %	Aug-28
3 Waterway Square	44,747	3.94 %	Fixed	3.94 %	Aug-28
One Lakes Edge	68,648	4.50 %	Fixed	4.50 %	Mar-29
Aristocrat	36,095	3.67 %	Fixed	3.67 %	Sep-29
Creekside Park Apartments	37,730	3.52 %	Fixed	3.52 %	Oct-29
1725 Hughes Landing Boulevard	61,207	L+395	Floating	4.10 %	Jan-27 / Jan-30
1735 Hughes Landing Boulevard	58,793	L+395	Floating	4.10 %	Jan-27 / Jan-30
One Hughes Landing	49,578	4.30 %	Fixed	4.30 %	Dec-29
Two Hughes Landing	47,184	4.20 %	Fixed	4.20 %	Dec-30
Tanager Apartments	58,500	3.13 %	Fixed	3.13 %	May-31
Lakeside Row	35,500	3.15 %	Fixed	3.15 %	Sept-31
1201 Lake Robbins	250,000	3.83 %	Fixed	3.83 %	Oct-31
Three Hughes Landing	70,000	3.55 %	Fixed	3.55 %	Dec-31
The Woodlands Warehouse	13,700	3.65 %	Fixed	3.65 %	Jan-32
8770 New Trails	35,482	4.89 %	Floating/Swap	4.89 % (e)	Jan-32
Constellation Apartments	24,200	4.07 %	Fixed	4.07 %	Jan-33
Hughes Landing Retail	33,633	3.50 %	Fixed	3.50 %	Dec-36
Columbia Regional Building	23,805	4.48 %	Fixed	4.48 %	Feb-37
Las Vegas Ballpark	46,528	4.92 %	Fixed	4.92 %	Dec-39
	$ 1,942,140				

HowardHughes.com 281.719.6100 31

Property-Level Debt (con't)

$ in thousands

Asset	Q4 2021 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Master Planned Communities					
Bridgeland Notes due 2026	$ 275,000	S+230	Floating	2.40 %	Sep-26
	$ 275,000				
Seaport					
250 Water Street	$ 100,000	4.61 %	Floating/Swap	4.61 % (d)	Nov-22 / Nov-23
	$ 100,000				
Strategic Developments					
Kōʻula	150,183	4.61 %	Floating/Swap	4.61 % (d)	Mar-23 / Mar-24
Victoria Place	49,000	L+500	Floating/Cap	5.25 % (f)	Sep-24 / Sep-26
Starling at Bridgeland	3,960	L+275	Floating	3.75 %	April-26 / April-27
Tanager Echo	1	L+290	Floating/Cap	3.00 % (g)	Sep-25 / Sep-27
1700 Pavillion	1	L+380	Floating/Cap	3.90 % (h)	Sep-25 / Sep-27
	$ 203,145				
Total (i)	$ 2,520,285				

(a) Extended maturity assumes exercise of all extension options.
(b) The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, Creekside Village Green, Lakeland Village Center at Bridgeland and certain properties at Ward Village.
(c) Balance includes zero drawn on the revolver portion of the loan that is intended for general corporate use.
(d) $615 million of outstanding debt is swapped to a fixed rate of 4.61%
(e) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails in June 2019, the Company entered into an interest rate swap. The loan will bear interest at LIBOR plus 2.45% but it is currently swapped to a fixed rate equal to 4.89%.
(f) In the first quarter of 2021, the Company closed on a $368.2 million construction loan for the development of Victoria Place in Ward Village, which bears interest at LIBOR, with a floor of 0.25%, plus 5.00%. Concurrently, the Company entered into interest rate cap agreements with a total notional amount of $368.2 million and a LIBOR strike rate of 2.00%.
(g) In the third quarter of 2021, the Company closed on a $59.5 million construction loan for the development of Tanager Echo, which bears interest at LIBOR, with a floor of 0.10%, plus 2.90%. The Company entered into an interest rate cap agreement with a LIBOR strike rate of 2.50%.
(h) In the third quarter of 2021, the Company closed on a $75.0 million construction loan for the development of 1700 Pavillion, which bears interest at LIBOR, with a floor of 0.10%, plus 3.80%. The Company entered into an interest rate cap agreement with a LIBOR strike rate of 2.50%.
(i) Excludes JV debt, Corporate bond debt, and SID bond debt related to Summerlin.

Howard Hughes. HowardHughes.com 281.719.6100 32

HowardHughes.com 281.719.6100 33 Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Year Ended Year Ended Ground Leased Asset Share Expiration Date December 31, 2021 December 31, 2021 December 31, 2022 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 415 $ 1,677 $ 1,730 $ 38,549 $ 40,279 Seaport 100% 2072 (b) 755 2,098 2,581 247,408 249,989 Kewalo Basin Harbor 100% 2049 300 300 300 7,700 8,000 $ 1,470 $ 4,075 $ 4,611 $ 293,657 $ 298,268 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 31, 2072, but subject to extension options through December 31, 2120. Future cash payments are not inclusive of extension options. Summary of Ground Leases

HowardHughes.com 281.719.6100 34 Impact of COVID-19 thousands except percentages Billed Rent Comparison OPR SEA Q1 2020 Billed Rent $ 96,176 $ 4,951 Difference from Q1 2020 to Q4 2021 in Billed Rent (0.5) % 25.1 % Q1 2020 Net Recurring Revenues $ 89,610 $ 4,676 Difference from Q1 2020 to Q4 2021 in Net Recurring Revenues 2.9% 20.1 % thousands Q4 2021 Bad Debt Breakout OPR SEA Bad Debt Type Billed Rent Deemed Uncollectible - Operating Tenants $ 2,236 $ 578 Billed Rent Deemed Uncollectible - Tenants Declared Bankruptcy 1,233 — Cash Impact 3,469 578 Recovery of Previous Bad Debt, net of Increase in Reserve (5,036) (87) Increase (Reduction) in Straight-Line Rent Reserve 320 29 Total Bad Debt Expense $ (1,247) $ 520 thousands Q4 2021 Revenue Breakdown OPR SEA Billed Rent $ 95,688 $ 6,195 Billed Rent Deemed Uncollectible (3,469) (578) Recovery of Previous Bad Debt, net of Increase in Reserve 5,036 87 Other Revenues 11,864 9,811 Total Revenues $ 109,119 $ 15,515 Total Revenues $ 109,119 $ 15,515 Recovery of Previous Bad Debt, net of Increase in Reserve (5,036) (87) Other Revenues (11,864) (9,811) Net Recurring Revenue $ 92,219 $ 5,617

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

thousands	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	FY 2021	FY 2020
Operating Assets segment EBT (a)	$ (29,894)	$ 24,905	$ (8,517)	$ (31,784)	$ (32,294)	$ (45,290)	$ (86,011)
Add back:							
Depreciation and amortization	39,181	44,224	39,975	39,651	46,845	163,031	162,324
Interest (income) expense, net	20,212	18,027	18,152	19,000	21,070	75,391	91,411
Equity in (earnings) losses from real estate and other affiliates	30,111	15,108	10,419	11,404	13,197	67,042	7,366
(Gain) loss on sale or disposal of real estate and other assets, net	(27)	(39,141)	—	—	—	(39,168)	(38,232)
(Gain) loss on extinguishment of debt	471	573	46	836	—	1,926	1,521
Provision for impairment	—	—	—	—	—	—	48,738
Impact of straight-line rent	(4,685)	(936)	(3,987)	(5,107)	(3,045)	(14,715)	(7,630)
Other	(5)	215	100	10,139	(24)	10,449	99
Operating Assets NOI	**55,364**	**62,975**	**56,188**	**44,139**	**45,749**	**218,666**	**179,586**
Company's Share NOI - Equity Investees (b)	**2,053**	**(47)**	**1,690**	**385**	**1,362**	**4,081**	**7,750**
Distributions from Summerlin Hospital Investment	**—**	**—**	**—**	**3,755**	**—**	**3,755**	**3,724**
Total Operating Assets NOI	**$ 57,417**	**$ 62,928**	**$ 57,878**	**$ 48,279**	**$ 47,111**	**$ 226,502**	**$ 191,060**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) During the third quarter of 2020, 110 North Wacker was completed and placed in service, resulting in the deconsolidation of 110 North Wacker and subsequent treatment as an equity method investment. The Company's share of NOI related to 110 North Wacker is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

Howard Hughes. HowardHughes.com 281.719.6100 35

Reconciliation of Non-GAAP Measures (con't)

Reconciliation of Seaport segment EBT to Total NOI:

thousands	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	FY 2021	FY 2020
Seaport segment EBT (a)	$ (18,146)	$ (14,929)	$ (12,869)	$ (12,474)	$ (11,730)	$ (58,418)	$ (99,968)
Add back:							
Depreciation and amortization	7,941	9,087	7,004	6,835	6,777	30,867	41,602
Interest (income) expense, net	309	(377)	(187)	(102)	22	(357)	12,512
Equity in (earnings) losses from real estate and other affiliates	291	1,009	336	352	328	1,988	9,292
(Gain) loss on extinguishment of debt	—	—	—	—	3	—	11,648
Impact of straight-line rent	367	398	463	404	441	1,632	2,801
Other (income) loss, net (b)	3,719	1,287	978	741	1,114	6,725	5,639
Seaport NOI	**(5,519)**	**(3,525)**	**(4,275)**	**(4,244)**	**(3,045)**	**(17,563)**	**(16,474)**
Company's Share NOI - Equity Investees	**(272)**	**(38)**	**(147)**	**(135)**	**(124)**	**(592)**	**(911)**
Total Seaport NOI	**$ (5,791)**	**$ (3,563)**	**$ (4,422)**	**$ (4,379)**	**$ (3,169)**	**$ (18,155)**	**$ (17,385)**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) Includes miscellaneous development-related items as well as the loss related to the write-off of inventory due to the permanent closure of 10 Corso Como Retail and Café in the first quarter of 2020 and income related to inventory liquidation sales in the third quarter of 2020.

Howard Hughes. HowardHughes.com 281.719.6100 36

Reconciliation of Non-GAAP Measures (con't)

thousands

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Total residential land sales closed in period	$ 189,423	$ 97,946	$ 329,492	$ 215,872
Total commercial land sales closed in period	6,977	—	17,106	2,164
Net recognized (deferred) revenue:				
Bridgeland	(6,372)	—	(8,174)	(305)
Summerlin	3,274	(8,146)	(1,568)	5,019
Total net recognized (deferred) revenue	(3,098)	(8,146)	(9,742)	4,714
Special Improvement District bond revenue	791	7,191	9,361	10,294
Total land sales revenue - GAAP basis	$ 194,093	$ 96,991	$ 346,217	$ 233,044

thousands

Reconciliation of MPC Segment EBT to MPC Net Contribution	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
MPC segment EBT	$ 129,301	$ 86,494	$ 316,607	$ 209,423
Plus:				
Cost of sales - land	89,702	42,945	153,630	101,505
Depreciation and amortization	94	92	366	365
MUD and SID bonds collections, net	47,528	45,289	46,460	51,247
Distributions from real estate and other affiliates	2,500	2,470	114,172	6,000
Less:				
MPC development expenditures	(106,696)	(68,849)	(322,255)	(229,065)
MPC land acquisitions	(574,253)	—	(574,253)	—
Equity in (earnings) losses from real estate and other affiliates	(4,831)	(13,442)	(59,399)	(17,845)
MPC Net Contribution	$ (416,655)	$ 94,999	$ (324,672)	$ 121,630

thousands

Reconciliation of Segment EBTs to Net Income	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating Assets segment EBT	$ (29,894)	$ (32,294)	$ (45,290)	$ (86,011)
MPC segment EBT	129,301	86,494	316,607	209,423
Seaport segment EBT	(18,146)	(11,730)	(58,418)	(99,968)
Strategic Developments segment EBT	110,321	9,143	83,758	177,801
Consolidated segment EBT	191,582	51,613	296,657	201,245
Corporate income, expenses and other items	(80,233)	(59,603)	(247,733)	(204,418)
Net income (loss)	111,349	(7,990)	48,924	(3,173)
Net (income) loss attributable to noncontrolling interests	2,451	1,344	7,176	(22,981)
Net income (loss) attributable to common stockholders	$ 113,800	$ (6,646)	$ 56,100	$ (26,154)

Howard Hughes
HowardHughes.com 281.719.6100 37

Reconciliations of Net Income to FFO, Core FFO and AFFO

thousands except share amounts	Q4 2021	Q4 2020	FY 2021	FY 2020
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net income attributable to common shareholders	$ 113,800	$ (6,646)	$ 56,100	$ (26,154)
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	48,792	55,205	200,776	210,836
(Gain) loss on sale or disposal of real estate and other assets, net	7,395	(13,710)	(53,079)	(59,942)
(Gain) on 110 North Wacker deconsolidation	—	—	—	(267,518)
Development management fees recognized at the time of 110 North Wacker deconsolidation	—	—	—	(15,353)
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	(1,560)	4,977	11,502	14,686
Gain on 110 North Wacker deconsolidation	—	—	—	56,179
Development management fees recognized at the time of 110 North Wacker deconsolidation	—	—	—	3,224
Impairment of depreciable real estate properties	—	—	13,068	48,738
Reconciling items related to noncontrolling interests	(2,451)	(1,344)	(7,176)	22,981
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	2,004	2,176	8,622	11,195
FFO	**$ 167,980**	**$ 40,658**	**$ 229,813**	**$ (1,128)**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	471	3	38,014	13,169
Loss on settlement of rate-lock agreement	—	—	9,995	—
Severance expenses	84	592	763	2,650
Non-real estate related depreciation and amortization	913	1,267	4,324	6,631
Straight-line amortization	(4,315)	(2,594)	(13,047)	(4,786)
Deferred income tax (expense) benefit	28,331	9,641	10,356	10,827
Non-cash fair value adjustments related to hedging instruments	3,474	623	12,660	9,064
Share-based compensation	2,217	4,154	8,830	7,150
Other non-recurring expenses (development-related marketing and demolition costs)	2,415	1,625	10,668	8,166
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	(1,510)	(735)	(4,834)	(499)
Core FFO	**$ 200,060**	**$ 55,234**	**$ 307,542**	**$ 51,244**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (555)	$ (6,719)	$ (7,998)	$ (19,728)
Leasing commissions	(1,200)	(2,180)	(5,400)	(5,218)
Condominium inventory writedown	—	1,622	—	7,644
AFFO	**$ 198,305**	**$ 47,957**	**$ 294,144**	**$ 33,942**
FFO per diluted share value	**$ 3.08**	**$ 0.73**	**$ 4.21**	**$ (0.02)**
Core FFO per diluted share value	**$ 3.67**	**$ 0.99**	**$ 5.63**	**$ 0.98**
AFFO per diluted share value	**$ 3.64**	**$ 0.86**	**$ 5.38**	**$ 0.65**

Howard Hughes.

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